As filed with the Securities and Exchange Commission on June 26, 1998

                                                   Registration No. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      UNIVERSAL HEALTH REALTY INCOME TRUST
             (Exact name of registrant as specified in its charter)

         MARYLAND                                      23-6858580
         (State or other juris-                        (I.R.S. Employer
         diction of incorporation                      Identification
         or organization)                              Number)

                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                    KING OF PRUSSIA, PENNSYLVANIA 19406-0958
                                 (610) 265-0688

          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                               1997 INCENTIVE PLAN
                            (full title of the plan)


                                 ALAN B. MILLER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                    KING OF PRUSSIA, PENNSYLVANIA 19406-0958
                                 (610) 265-0688

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service should be sent to:

                            ANTHONY PANTALEONI, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103


                         CALCULATION OF REGISTRATION FEE

========================== ======================= ====================== ========================= =======================

                                                   Proposed maximum       Proposed maximum
                                                   offering price per     aggregate offering        Amount of
Title of Securities to     Amount to be            unit                   price (1)                 registration fee
be registered              registered
========================== ======================= ====================== ========================= =======================

Shares of Beneficial
Interest, $.01 par
value per share........      400,000 shares                (1)             $7,610,546.875          $2,579.85
============================ ====================== ====================== ======================= ========================


     (1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of (i) the aggregate exercise price, $1,357,343.75, of the 72,500 options for which the exercise price has been established and (ii) the product resulting from multiplying 327,500, the number of shares issuable upon exercising options for which the exercise price is not known, registered by this Registration Statement under the Universal Health Realty Income Trust 1997 Incentive Plan by $19.09375, the average of the high and low prices of the Shares of Beneficial Interest as reported on the New York Stock Exchange on June 23, 1998, within five business days prior to June 26, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


    Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by Universal Health Realty Income Trust (the "Trust") are incorporated herein by reference:

                  (i) The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (ii) The Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.


                  In addition to the foregoing, all documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Item 4.       DESCRIPTION OF SECURITIES

                  Not applicable.

    Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Shares of Beneficial Interest offered hereby has been passed on for the Trust by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Members of Fulbright & Jaworski L.L.P.hold less than 1% of the Shares of Beneficial Interest of the Trust.

    Item 6.       INDEMNIFICATION OF TRUSTEES AND OFFICERS

                  Section 2-418 of the Maryland General Corporation Law permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Section 4.3 and
    Section 4.5 of the Trust's Declaration of Trust contain provisions for the indemnification of trustees, officers and employees within the limitations permitted by Section 2-418.

    Item 7.       EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

    Item 8.       EXHIBITS

                  4.1      --       Universal Health Realty Income Trust 1997
                                    Incentive Plan

                  5        --       Opinion of Fulbright & Jaworski L.L.P.

                  24(a)    --       Consent of Arthur Andersen LLP

                  24(b)    --       Consent of Fulbright & Jaworski L.L.P.
                                    (included in Exhibit 5)

                  25       --       Power of Attorney (included in signature
                                    page)

    Item 9.       UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on June 23, 1998.

                                   Universal Health Realty Income Trust


                                   By:/s/ Alan B. Miller
                                      (Alan B. Miller, Chairman of the
                                      Board and CEO)


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Kirk E. Gorman as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                                        Title                                  Date
    ---------                                        -----                                  ----

    /s/ Alan B. Miller                           Chairman of the Board,                   June 23, 1998
    ----------------------------                 Chief Executive Officer,
    (Alan B. Miller)                             Principal Executive Officer
                                                 and Trustee



    /s/ Kirk E. Gorman                           President, Secretary, Chief
    ----------------------------                 Financial Officer                        June 23, 1998
    (Kirk E. Gorman)                             and Trustee


    /s/ Peter Linneman                           Trustee                                  June 23, 1998
    ----------------------------
    (Peter Linneman)


    /s/ Daniel M. Cain                           Trustee                                  June 23, 1998
    ---------------------------
    (Daniel M. Cain)


    /s/ Myles H. Tanenbaum                       Trustee                                  June 23, 1998
    ----------------------------
    (Myles H. Tanenbaum)


    /s/ Michael R. Walker                        Trustee                                  June 23, 1998
    ----------------------------
    (Michael R. Walker)


    /s/ James E. Dalton, Jr.                     Trustee                                  June 23, 1998
    ----------------------------
    (James E. Dalton, Jr.)

                                INDEX TO EXHIBITS

    Exhibit
      No.       Description
    -------     -----------
        4.1     Universal Health Realty Income Trust 1997 Incentive Plan

        5       Opinion of Fulbright & Jaworski L.L.P.

        24(a)   Consent of Arthur Andersen LLP

        24(b)   Consent of Fulbright & Jaworski L.L.P. (included in
                Exhibit 5)

        25      Power of Attorney (see signature page)